UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 4, 2020

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	USNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

Effective as of September 4, 2020, the Board of Directors of USANA Health Sciences, Inc. (the “Company”) acted unanimously to appoint John T. Fleming as an additional director of the Company, for an initial term expiring at the Company’s 2021 Annual Meeting of Shareholders. Mr. Fleming has not been appointed to any Committees of the Board of Directors at this time.  The Company’s Board of Directors now consists of eight members, six of whom are independent.  Mr. Fleming will be eligible to participate in the Company’s outside director compensation plan, which consists of cash retainer fees and equity grants under the Company’s 2015 Equity Incentive Award Plan.  There is no arrangement or understanding between Mr. Fleming and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Fleming and any director or executive officer of the Company and there are no relationships between Mr. Fleming and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

John T. Fleming, 76, was appointed as a director of USANA on September 4, 2020.  Since 2006, Mr. Fleming has served as founder and CEO of Ideas and Design Group, a consulting firm that services business models that utilize independent contractors to market products and services.  From 2006-2015, Mr. Fleming served as Publisher and Editor-in-Chief of Direct Selling News, the most notable trade publication for executives and companies that utilize the direct selling channel of distribution.  From 1990-2005, Mr. Fleming held a variety of executive positions with Avon, one of the largest direct selling companies in the world.  Mr. Fleming is a student, researcher and advocate of the direct selling channel of distribution. His many years of involvement with the direct selling business model has been through actual involvement as an independent contractor, owner of a direct selling company, officer of one of the world’s largest direct selling companies, and  Publisher/Editor- in- Chief of the most notable trade publication concerning direct sales.

Acknowledgement of Mr. Fleming’s accomplishments, advocacy and understanding of the direct selling business model (www.johntfleming.info) is best summarized by the three most distinguished awards he has received: The Direct Selling Education Foundation’s Circle of Honor - 1997 and both the Direct Selling Association Hall of Fame induction in 2016 and, in that same year, the first Direct Selling News Lifetime Achievement Award.  Mr. Fleming also serves as a consultant, speaker and writer.

Item 9.01   Financial Statements and Exhibits.

       (d)  Exhibits
Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated September 8, 2020 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
USANA HEALTH SCIENCES, INC.

By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date:  September 8, 2020

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated September 8, 2020 (furnished herewith).